Exhibit 10.53

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this "Third Amendment") is made and entered into as of November 9, 2018, by and between 10900 WILSHIRE, L.L.C., a Delaware limited liability company ("Landlord"), and CHROMADEX, INC., a California corporation ("Tenant").

R E C I T A L S:

A.           Landlord and Tenant are parties to that certain Lease, dated July 6, 2017 (the "Office Lease"), as amended by that certain First Amendment to Lease, dated February 7, 2018 (the "First Amendment"), and that certain Second Amendment to Lease, dated June 30, 2018 (the "Second Amendment")], whereby Landlord leases to Tenant and Tenant leases from Landlord (i) that certain premises (the "Existing Premises"), commonly known as Suite 610 and Suite 650, and located on the sixth (6th) floor of that certain office building located at 10900 Wilshire Boulevard, Los Angeles, California (the "Building"), as more particularly set forth in the Lease, and (ii) that certain storage space, commonly known as PD-9. The Office Lease, First Amendment and Second Amendment shall collectively be referred to herein as the "Lease".

B.           Landlord and Tenant now desire (i) to expand the Existing Premises to include that certain space comprised of approximately 3,175 rentable square feet of space, commonly known as Suite 600, as depicted on Exhibit A attached hereto (the "Expansion Premises"), and (ii) to otherwise amend the Lease, all on the terms and conditions contained herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Capitalized Terms. Each capitalized term when used herein shall have the same respective meaning as is given such term in the Lease, unless expressly provided otherwise in this Third Amendment.

2. "As-Is" Condition. Tenant hereby agrees that Tenant is in occupancy of the Existing Premises and shall continue accept the Existing Premises in its currently existing, "as is" condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises. Additionally, Tenant hereby acknowledges and agrees that, except as set forth in this Section 2, below, Sections 6 and 7, below, Tenant shall accept the Expansion Premises in its presently existing, "as-is" condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Existing Premises, the Expansion Premises, or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant's business. Notwithstanding the foregoing, Landlord shall deliver possession of the Expansion Premises to Tenant (i) in a broom-clean condition, and free of debris and any personal property and affects from any prior tenants previously occupying the Expansion Premises, and (ii) with all Building Systems (defined below) serving the Expansion Premises in good working order and condition (such condition shall be referred to herein as the "Delivery Condition"). For the purposes of this Third Amendment, "Building Systems" shall mean the plumbing, sewer, drainage, electrical, fire protection, elevator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment which are located in the internal core of the Building and which serve the Building generally.

3. Expansion of Existing Premises.

3.1 Condition Precedent. Tenant hereby acknowledges that (i) the Expansion Premises are currently occupied by an existing tenant (the "Existing Tenant"), (ii) the Existing Tenant's lease of the Expansion Premises is scheduled to expire on November 30, 2018, and (iii) Landlord's ability to deliver the Expansion Premises to Tenant shall be conditioned upon the Existing Tenant's timely vacation of the Expansion Premises. In connection with the foregoing, Tenant hereby agrees that Landlord shall not be liable for any damage whatsoever, if Landlord does not tender possession of the Expansion Premises to Tenant on or before any particular date, the Lease shall not be void or voidable thereby, and the Expansion Term (defined in Section 3.2, below) shall not commence until the Expansion Commencement Date (defined in Section 3.2, below). Landlord shall use commercially reasonable efforts to cause the Existing Tenant to vacate the Expansion Premises in a timely manner. Such efforts shall require Landlord to commence legal actions against the Existing Tenant in the event that the Existing Tenant fails to vacate the Expansion Premises on or before November 30, 2018.

3.2 Expansion Commencement Date. Commencing on the date (the "Expansion Commencement Date") that Landlord delivers the Expansion Premises to Tenant in the Delivery Condition, and continuing through the Expiration Date (i.e., October 31, 2021), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises pursuant to the terms of the Lease, except as amended by this Third Amendment. The period commencing on the Expansion Commencement Date and continuing through, and including the Expiration Date, shall be referred to herein as the "Expansion Term". Effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises, which Premises shall be deemed to consist of 10,116 rentable square feet) and, except as otherwise specifically provided in this Third Amendment, all references in the Lease and this Third Amendment to the term "Premises" shall include the Existing Premises and the Expansion Premises. Landlord and Tenant hereby acknowledge and agree that the Expansion Premises shall be deemed to contain the rentable square feet set forth in Recital B above (and shall not be subject to re-measurement or modification during the Expansion Term). Landlord shall use commercially reasonable efforts to deliver the Expansion Premises to Tenant by December 1, 2018.

4. Fixed Rent.

4.1 Existing Premises. Tenant shall continue to pay Fixed Rent attributable to the Existing Premises in accordance with the terms of the Lease.

4.2 Expansion Premises.

(a) In General. Notwithstanding any provision to the contrary set forth in the Lease, commencing as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Fixed Rent for the Expansion Premises in the amounts set forth in the schedule below, but otherwise in accordance with the terms and conditions of the Lease.

Months During Expansion Term	Fixed Rent Per Annum	Fixed Rent Per Month	Approximate Monthly Fixed Rent Per Rentable Square Foot*
1-12	$169,545.00	$14,128.75	$4.45
13-24	$175,479.07	$14,623.26	$4.61
25-Expiration Date	$181,620.83	$15,135.07	$4.77

*The calculations of the Monthly Fixed Rent Per Rentable Square Foot set forth above are approximate calculations based on a 3.5% increase per annum, rounded to the nearest one-hundredth. These approximations are provided for convenience only and the Fixed Rent Per Month amounts control.

Concurrently with its execution and delivery of this Third Amendment, Tenant shall deliver an amount equal to $14,128.75, as payment of the Fixed Rent payable for the Expansion Premises for the fifth (5th) full calendar month of the Expansion Term.

(b) Abated Fixed Rent. Notwithstanding the terms of Section 4.2(a), above, Tenant shall be entitled to a full abatement of Fixed Rent otherwise due for the Expansion Premises during the initial four (4) calendar months of the Expansion Term for a period of four and one half months (such period shall be referred to herein as the "Fixed Rent Abatement Period"). Landlord and Tenant acknowledge that Tenant's right (the "Fixed Rent Abatement Right") to receive Fixed Rent abatement, as set forth above, during the Fixed Rent Abatement Period has been granted to Tenant as additional consideration for Tenant's agreement to enter into this Third Amendment and comply with the terms and conditions otherwise required under the Lease, as amended. Nothing contained in this Section 4.2(b) shall be construed as relieving Tenant of its obligation to pay Tenant's Operating Payment and Tenant's Tax Payment, and any and all parking costs and taxes in connection with the Expansion Passes (defined in Section 9, below) payable under Section 9 below, during the Expansion Premises Abatement Period. Landlord and Tenant acknowledge that the terms and provisions of this Section 4.2(a) shall pertain to Tenant's lease of the Expansion Premises under this Third Amendment only, and shall not affect or in any way modify any Rent payable by Tenant under the Lease, as amended, with respect to the Existing Premises.

5. Operating Expenses and Taxes.

5.1 Existing Premises. Tenant shall continue to pay to Landlord Tenant's Proportionate Share of Operating Expenses and Taxes with respect to the Existing Premises in accordance with the terms and conditions set forth in the Lease.

5.2 Expansion Premises. Notwithstanding any provision to the contrary contained in the Lease, with respect to the period of the Term occurring from and after the Expansion Commencement Date, Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Expenses and Taxes with respect to the Expansion Premises on the terms and conditions set forth in the Lease, provided, however, that effective as of the Expansion Commencement Date, with respect to the Expansion Premises only, the following shall apply: (i) the Base Year shall be the calendar year 2019, and (ii) Tenant's Proportionate Share of Operating Expenses and Taxes with respect to the Expansion Premises shall equal 1.338%.

6. Improvements; Landlord Work.

6.1 Allowance. Notwithstanding any provision to the contrary contained herein, Tenant shall be entitled to a one-time tenant improvement allowance (the "Allowance") in an aggregate amount equal to $63,500.00 (i.e., $20.00 per rentable square foot of the Premises), for the costs relating to the initial design and construction of Tenant's improvements that are permanently affixed to the Expansion Premises (the "Improvements"). In no event shall Landlord be obligated to make disbursements from the Allowance prior to the Expansion Commencement Date, nor for costs which are unrelated to the Improvements or in a total amount which exceeds the Allowance. Except as otherwise provided in this Section 6.1, Tenant shall perform the Improvements at its sole cost and expense and in accordance with the terms of Article 5 of the Office Lease. Any portion of the Allowance not used by Tenant in accordance with the terms of this Section 6.1 on or before the first anniversary of the Expansion Commencement Date, shall automatically revert to Landlord, and Tenant shall have no further rights with respect thereto.

6.2 Disbursement of Allowance. During the construction of the Improvements, Tenant may request, and Landlord shall make monthly disbursements of the Allowance for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

(a) Monthly Disbursements. On or before the twentieth (20th) day of each calendar month during the construction of the Improvements (the "Submittal Date") (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the contractor retained to construct the Improvements, approved by Tenant, (ii) executed mechanic's lien releases, which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord or Tenant, which shall comply with the applicable provisions of California Civil Code Sections 8132, 8134, 8136 and 8138 and (iii) all applicable invoices related to the payment and disbursement request from all general contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant for labor rendered and materials delivered to the Expansion Premises in connection with Improvements. Tenant's request for payment shall be deemed Tenant's acceptance and approval (as between Tenant and Landlord only) of the work furnished and/or the materials supplied as set forth in Tenant's payment request. On or before the date occurring not more than thirty (30) days after the Submittal Date, and assuming Landlord receives all of the information described in items (i) through (iii), above, Landlord shall deliver a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 6.2(a), above, up to an aggregate total of ninety percent (90%) of the Allowance (the remaining ten percent (10%) of the Allowance shall be the "Final Retention"), and (B) the balance of any remaining available portion of the Allowance (not including the Final Retention), provided that Landlord does not unreasonably dispute any request for payment due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

(b) Final Retention. Subject to the provisions of this Section 6.2, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Improvements, provided that (i) Tenant delivers to Landlord properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor or subcontractors and any other party which has lien rights in connection with the construction of the Improvements, (ii) Landlord has determined that no substandard work exists that adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, and (iii) Tenant delivers to Landlord a certificate from Tenant's architect certifying that the construction of the Improvements has been completed.

7. Landlord Work. Except as specifically set forth in Sections 2, and 6 above, along with this Section 7, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises. Notwithstanding the foregoing, Landlord shall, at Landlord sole cost and expense, using Building standard methods, materials, and finishes (i) repair or replace, as reasonably deemed necessary by Landlord and Tenant, any cracked, chipped exterior film glazing on all exterior windows of the Expansion Premises; (ii) repair or replace, as reasonably deemed necessary by Landlord and Tenant, the aluminum window mullions on the exterior windows of the Expansion Premises, and (iii) install Building standard window coverings, wherein such window covering specification is Mecho Shade Black/Brown 6000 series with a 3% perforation in the Expansion Premises (the foregoing items (i), (ii) and (iii) shall be known collectively as the “Landlord Work”). Landlord shall perform the Landlord Work concurrently with Tenant's performance of the Improvements, and in connection therewith Landlord and Tenant shall cooperate with one another. Landlord hereby acknowledges that Tenant shall have the right, but not the obligation, to occupy the Expansion Premises during the performance of the Landlord Work. Notwithstanding the foregoing, Tenant agrees that it shall reasonably cooperate with Landlord in connection with the scheduling and performance of the Landlord Work, and that Landlord shall be permitted to perform the Landlord Work during normal business hours (without the payment of overtime or other premiums to complete such work), and Tenant shall provide a clear working area for the Landlord Work (including, but not limited to, the moving of furniture, fixtures and Tenant’s property away from the area in which Landlord is conducting the Landlord Work). Tenant hereby agrees that the performance of the Landlord Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent or damages of any kind. Furthermore, in no event shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Expansion Premises or of Tenant’s personal property or improvements resulting from the Landlord Work or Landlord’s actions in connection with the Landlord Work, or for any inconvenience or annoyance occasioned by the Landlord Work or Landlord’s actions in connection with the Landlord Work, provided that the foregoing shall not limit Landlord's liability, if any, pursuant to applicable law for personal injury and property damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

8. Letter of Credit.

8.1 Form of Letter of Credit; Letter of Credit Amount. On or before the date (the "Letter of Credit Delivery Date") that is fifteen (15) days following the execution and delivery of this Third Amendment by Landlord and Tenant, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under the Lease, as amended, and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under the Lease, as amended, an irrevocable and unconditional negotiable standby letter of credit (the "Letter of Credit"), in the form attached hereto as Exhibit B, or another form, which shall be subject to Landlord's reasonable approval, and containing the terms required herein, payable in the City of Los Angeles, California, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of A or higher (by Standard Poor's) or a long term rating of A2 or higher (by Moody's), under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount of $152,077.19 (the "Letter of Credit Amount"). The Letter of Credit shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the Expansion Commencement Date and continuing until the date (the "LC Expiration Date") that is sixty (60) days after the Expiration Date (as the same may be extended), and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least ninety (90) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. The form and terms of the Letter of Credit and the bank issuing the same (the "Bank") shall be reasonably acceptable to Landlord, in Landlord's reasonable discretion. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord under the terms and conditions of the Lease, as amended,, or (2) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date or (5) the long term rating of the Bank has been downgraded to BBB or lower (by Standard & Poor's) or Baa2 or lower (by Moody's) and Tenant has failed to deliver a new Letter of Credit from a bank with a long term rating of A or higher (by Standard & Poor's) or A2 or higher (by Moody's) and otherwise meeting the requirements set forth in this Section 8 within thirty (30) days following notice from Landlord. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the Letter of Credit.

8.2 Transfer of Letter of Credit by Landlord. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease, as amended. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord, without any further agreement between the parties, shall be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

8.3 Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 8, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 15.1 of the Office Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than ninety (90) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Section 8, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 8, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under the Lease, as amended, that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease, as amended. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under the Lease, as amended, that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Lease, as amended; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease, as amended, have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

8.4 Landlord's Right to Draw Upon Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Third Amendment in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Tenant under the Lease, as amended. If Tenant shall breach any provision of the Lease, as amended, or otherwise be in default hereunder, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease, as amended, or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the Letter of Credit. No condition or term of the Lease, as amended, shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

8.5 Letter of Credit Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

8.6 Reduction in Letter of Credit Amount. To the extent that (i) Tenant is not in material non-monetary or monetary default under the Lease, as amended, as of the Reduction Date (defined below), (ii) has not been in material non-monetary or monetary default, beyond all cure periods, as provided for under the terms of the Lease, as amended, during the twelve (12) month period prior to the Reduction Date, and (iii) Tenant has achieved an EBITDA margin of 15% in any consecutive twelve (12) month period during the Expansion Term, then the Letter of Credit Amount shall be reduced by fifty percent (50%) on the first day following the expiration of any such twelve (12) month period (the "Reduction Date"). To the extent that Tenant has satisfied the terms of the foregoing items (i) through (iii), then Tenant shall have the right to reduce the Letter of Credit Amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing Letter of Credit (in form and content reasonably acceptable to Landlord) modifying the Letter of Credit Amount to the amount then required under this Section 8.6, or (y) an entirely new Letter of Credit (in the form and content otherwise required in this Section 8) in the total Letter of Credit Amount then required under this Section 8.6.

9. Parking. Notwithstanding any provision to the contrary contained in the Lease, in addition to the parking rights granted to Tenant in the Lease, in connection with Tenant's lease of the Expansion Premises, Tenant shall have the right, but not obligation, to rent from Landlord up to ten (10) additional unreserved parking passes (the "Expansion Passes") on a monthly basis throughout the Expansion Term, which parking passes shall pertain to the Building Parking Facility. Tenant shall have the right to convert up to two (2) of the Expansion Passes allocated to Tenant to two (2) reserved parking passes, which reserved parking passes shall be located on the PA or PB level of the Building Parking Facility. The exact location of the reserved parking passes on the PA or PB level of the Building Parking Facility shall be mutually determined by Landlord and Tenant. Tenant shall pay to Landlord, on a monthly basis, the prevailing rate (the "Parking Charge") charged for such Expansion Passes, provided, however, that Tenant shall have no obligation to pay a Parking Charge for the Expansion Passes allocated to Tenant during the initial two (2) full calendar months of the Expansion Term. Notwithstanding the foregoing, during the initial twelve (12) months of the Expansion Term only, the Parking Charges for the Expansion Passes only shall be fixed, without increase, (A) at $210.72 per unreserved parking pass per month, and (B) at $316.16 per reserved parking space per month (the foregoing rates are inclusive of taxes). Commencing on the first day of the thirteenth (13th) month of the Expansion Term and continuing annually thereafter, the Parking Charge for the Expansion Passes shall not increase by more than three percent (3%) per twelve (12) month period thereafter, on a cumulative, compounding basis, over the Parking Charge for such parking passes in effect during the prior twelve (12) month period. Except as otherwise provided in this Section 9, Tenant's rights and obligations with respect to the Expansion Passes shall be subject to the terms of Article 28 of the Office Lease.

10. Signage. Tenant's identifying signage to the Expansion Premises shall be provided by Landlord, at Landlord's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

11. Required Disclosures Related to Accessibility Standards. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expansion Premises have not undergone inspection by a person certified as a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Expansion Premises, the Building and/or the Real Property to the extent permitted by applicable Requirements now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable Requirements now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord within thirty (30) days after the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Expansion Premises, the Building or the Real Property in any way, (4) in accordance with all of the provisions of this Lease applicable to Tenant contracts for construction, and (5) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports and/or certificates prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Landlord shall be an express third party beneficiary of Tenant's contract with the CASp, and any CASp Reports shall be addressed to both Landlord and Tenant; (D) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) Business Days after Tenant's receipt thereof; (E) any information generated by the CASp inspection and/or contained in the CASp Reports shall not be disclosed by Tenant to anyone other than (I) contractors, subcontractors and/or consultants of Tenant, in each instance who have a need to know such information and who agree in writing not to further disclose such information, or (II) any governmental entity, agency or other person, in each instance to whom disclosure is required by applicable Requirements or by regulatory or judicial process; (F) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Expansion Premises to correct violations of construction-related accessibility standards, including, without limitation, any violations disclosed by such CASp inspection; and (G) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and/or the Real Property located outside the Expansion Premises, then Tenant shall be responsible for performing any such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Requirements to the extent provided Section 8.1(a) of the Office Lease and Landlord shall be responsible for performing any such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Requirements to the extent provided in Section 8.1(c) of the Office Lease.

12. Limitation on Liability. The liability of Landlord for Landlord’s obligations under the Lease, as amended, and any other documents executed by Landlord and Tenant in connection with the Lease, as amended (collectively, the "Lease Documents") shall be limited to Landlord’s interest in the Real Property (including any rent, insurance, sales and condemnation proceeds actually received by Landlord and not subject to any superior rights of any third parties) and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under the Lease Documents or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under the Lease Documents. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other subtenants or occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with the Lease Documents.

13. Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856, et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of the Lease, as amended, that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that the Lease, as amended, or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof for the limited purpose of addressing such Adverse Event and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification, provided that Landlord shall, after the receipt of an invoice therefor, reimburse Tenant for its reasonable and actual out-of-pocket attorneys fees incurred in connection with Tenant's review of such amendment or modification. Any amendment or modification pursuant to this Section 13 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in the Lease, as amended, without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Section 13, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of the Lease, as amended, with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

14. Authority. If Tenant is a corporation, trust, limited liability company or partnership, each individual executing this Third Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Third Amendment and that each person signing on behalf of Tenant is authorized to do so.

15. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than Tishman Speyer Properties, L.P. and Cushman & Wakefield U.S., Inc., (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 15 shall survive the expiration or earlier termination of the Lease, as amended.

16. Conflict; No Further Modification. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Third Amendment, the terms and conditions of this Third Amendment shall prevail. Except as specifically set forth in this Third Amendment, all of the terms and conditions of the Lease shall remain unmodified and in full force and effect.

[signatures appear on following page]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:

10900 WILSHIRE, L.L.C.,
a Delaware limited liability company

By: /s/ Paul A. Galiano

Its: Senior Managing Director

TENANT:

CHROMADEX, INC.,
a California corporation

By: /s/ Robert Fried

Its: President & CEO

By: /s/ Kevin Farr

Its: CFO

EXHIBIT A

OUTLINE OF EXPANSION PREMISES

The floor plan which follows is intended solely to identify the general location of the Expansion Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

A-1

EXHIBIT B

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

(ISSUE DATE)
=======================================
IRREVOCABLE STANDBY LETTER OF CREDIT
=======================================
BENEFICIARY:	APPLICANT:
COMPLETE NAME STREET ADDRESS	COMPLETE NAME STREET ADDRESS
LETTER OF CREDIT NO:
EXPIRY DATE:
AT:	ISSUING BANK’S GLOBAL DOCUMENTARY SERVICES COUNTERS LOCATED AT ADDRESS INDICATED ABOVE, EXCEPT AS PROVIDED HEREIN.
AMOUNT:	NOT EXCEEDING US$
( AND NO/100 U.S. DOLLARS)

BY ORDER OF OUR CLIENT, _________________ (THE “APPLICANT”), WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR AN AMOUNT UP TO BUT NOT EXCEEDING THE AGGREGATE SUM OF ______________________ AND NO/100 U.S. DOLLARS ($____________) (THE “LETTER OF CREDIT AMOUNT”), EFFECTIVE IMMEDIATELY, AND EXPIRING ON THE CLOSE OF BUSINESS AT OUR OFFICE AT THE ADDRESS SET FORTH ABOVE ON (INITIAL EXPIRY DATE) UNLESS RENEWED AS HEREINAFTER PROVIDED.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU ON OR PRIOR TO THE EXPIRY DATE AGAINST PRESENTATION BY YOU OF YOUR SIGHT DRAFT(S) DRAWN ON __________________ IN THE FORM OF ANNEX 1 HERETO, AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1) A STATEMENT COMPLETED AND SIGNED BY ONE OF YOUR OFFICERS CERTIFYING AS FOLLOWS:

“BENEFICIARY IS ENTITLED TO DRAW UNDER THE LETTER OF CREDIT IN THE AMOUNT DEMANDED PURSUANT TO THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED ____________, BETWEEN ___________________________________, AS THE LANDLORD, AND ______________________________________________, AS THE TENANT.”

2) THE ORIGINAL OF THIS LETTER OF CREDIT.

SUCH PAYMENT DOCUMENTS, NOTICES AND COMMUNICATIONS MUST BE SENT EITHER (BUT NOT BOTH) BY: (A) COURIER OR FIRST CLASS UNITED STATES MAIL TO ______________________________________, ATTN: STANDBY LETTERS OF CREDIT, OR (B) FACSIMILE TO FACSIMILE NUMBER ____________, ATTN: STANDBY LETTERS OF CREDIT PROVIDED, HOWEVER, THAT SUCH ADDRESS AND FACSIMILE NUMBER MAY BE

AMENDED BY US UPON THE PROVISION OF WRITTEN NOTICE OF SUCH AMENDMENT TO YOU. THE BENEFICIARY SHALL USE COMMERCIALLY REASONABLE EFFORTS TO GIVE TELEPHONIC NOTIFICATION OF A DEMAND FOR PAYMENT AT EITHER ____________ OR ________________.

YOU MAY PRESENT TO US ONE OR MORE DRAWINGS FROM TIME TO TIME PRIOR TO THE EXPIRY DATE IN AN AGGREGATE AMOUNT NOT TO EXCEED THE LETTER OF CREDIT AMOUNT THEN IN EFFECT (IT BEING UNDERSTOOD THAT THE HONORING BY US OF EACH DRAWING REQUEST SHALL REDUCE THE LETTER OF CREDIT AMOUNT THEN IN EFFECT.)

THIS LETTER OF CREDIT INITIALLY EXPIRES ON (INITIAL EXPIRY DATE).
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE CONSIDERED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE UNLESS WE NOTIFY YOU IN WRITING BY COURIER AT LEAST SIXTY (60) DAYS PRIOR TO ANY SUCH EXPIRATION DATE THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED. IN THE EVENT THAT WE ELECT NOT TO EXTEND THE LETTER OF CREDIT, YOU MAY IMMEDIATELY DRAW DOWN ON THE FULL AMOUNT OF THE LETTER OF CREDIT BY PRESENTATION OF YOUR DRAWING REQUEST. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND (FINAL EXPIRY).

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND NO SUCH REFERENCE SHALL BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) UPON THE TERMS SET FORTH HEREIN. WE HEREBY AGREE TO TRANSFER THIS CREDIT UPON PRESENTATION TO US OF THE ORIGINAL CREDIT (AND ANY AMENDMENTS HERETO) AND THE BENEFICIARY'S WRITTEN REQUEST FOR TRANSFER IN THE FORM OF ANNEX II ATTACHED HERETO AND INCORPORATED BY REFERENCE. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT'S ACCOUNT. ANY SUCH TRANSFER MAY BE MADE BY BENEFICIARY AT ANY TIME AND WITHOUT NOTICE TO APPLICANT AND WITHOUT FIRST OBTAINING APPLICANT'S CONSENT THERETO.

WE HEREBY AGREE WITH BENEFICIARY OF DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT THAT SUCH DRAFTS WILL BE DULY HONORED UPON PRESENTATION TO US. THE OBLIGATION OF _____________________ UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF ____________________ AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

DRAFTS DRAWN UNDER THIS CREDIT MUST BEAR THE CLAUSE: “DRAWN UNDER _____________________ IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER //SAMPLE//.”

ISSUER SHALL NOT BE LIABLE FOR ANY DELAY, NON-RETURN OF DOCUMENTS, NON-PAYMENT, OR OTHER ACTION OR INACTION COMPELLED BY A JUDICIAL ORDER OR BY ANY LAW OR REGULATION APPLICABLE TO ISSUER.

TO THE EXTENT NOT INCONSISTENT WITH THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.
OR
EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS SUBJECT TO "THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS" (2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 600.

(DRAFT)
___________________________________________
STANDBY LETTERS OF CREDIT

APPROVED:

X
AUTHORIZED SIGNATURE, APPLICANT AS AUTHORIZATION TO ISSUE IN THIS FORM

ANNEX I

(SAMPLE OF SIGHT DRAFT TO BE TYPED ON BENEFICIARY’S LETTERHEAD PAPER)

SIGHT DRAFT

DATE:
__________
CITY, STATE: _____________________

DRAWEE:
___________________________

AT SIGHT OF THIS SOLE OF EXCHANGE PAY TO THE ORDER OF:

__________________________________________________________
(BENEFICIARY NAME)

US$_________________ (AMOUNT IN NUMERALS)
(AMOUNT IN WORDS)

“DRAWN UNDER ______________________________, IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________________ (ISSUE DATE).”.

(BENEFICIARY NAME)

__________________________
AUTHORIZED SIGNATURE

(THE REVERSE SIDE OF THIS DRAFT MUST BE ENDORSED BY THE BENEFICIARY)

TRANSFER OF LETTER OF CREDIT IN ITS ENTIRETY
ANNEX II TO STANDBY LETTER OF CREDIT NO. XXXXXXXXX

TO:	FROM:

Re:	Letter of Credit No.	Issued by:

We, the undersigned beneficiary, hereby authorize and direct you to transfer irrevocably the referenced letter of credit in its entirety
To:
Whose Address is:

(Herein called the "transferee") with no changes in terms and conditions of the Letter of Credit.

We are returning the original instrument, including original amendments, if any, to you herewith in order that you may deliver it to the transferee together with your customary Letter of Transfer.

Any amendments to the Letter of Credit that you may issue or receive are to be advised by you directly to the transferee, and the documents (including drafts if required under the Credit) of the transferee are to be processed by you (or any intermediary) without our intervention and without any further responsibility on your part to us.

Issuer shall not be liable for any delay, non-return of documents, non-payment or other action or inaction compelled by a Judicial order or by any law or regulation applicable to issuer.

**The signature of the beneficiary with title as stated conforms with that on file with us and is authorized for the execution of such instruction.

	(Name of Bank)		(Name of Beneficiary)
By:
	(Address of Bank)		(Authorized Signature)
By:
	(Authorized Signature)		(Title)

	(Title)		(Telephone Number)
Date:
(Telephone Number)
Date: